UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2011

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 3, 2011, MEMC Electronic Materials, Inc. (the “Company”), issued a press release announcing that it had priced $550 million aggregate principal amount of its 7.750% Senior Notes due 2019 (the “Notes”).  The aggregate principal amount of the Notes was increased from the previously announced $500 million to $550 million.  The Company also announced in the press release that it expects to close the sale of the Notes on or about March 10, 2011.  The notes are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.  The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including working capital, capital expenditures, the construction of solar power projects, and acquisitions, investments, strategic transactions and joint ventures. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibit 99.1 is filed as a part of this Current Report on Form 8-K:

99.1	Press release issued by the Company on March 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: March 9, 2011	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1                         Press release issued by the Company on March 3, 2011.